Exhibit 99.1

 CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
REPORTS RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2017

- Net revenues increased 5% at actual rates and 8% at constant rates to US$ 135.0 million -
- Operating income increased 58% at actual rates and 68% at constant rates to US$ 12.3 million -
- OIBDA increased 29% at actual rates and 35% at constant rates to US$ 22.1 million -

HAMILTON, BERMUDA, April 26, 2017 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange - CETV) today announced financial results for the three months ended March 31, 2017.

Operational and financial highlights:

•	TV advertising markets across our six countries increased an estimated 9% overall at constant rates in the first three months of 2017.

•
Our TV advertising revenues increased 4% at actual rates and 8% at constant rates in the first quarter of 2017, which reflected significant growth of demand in Romania, as well as higher levels of spending in the Czech Republic, Bulgaria and Slovenia.

•
Carriage fees and subscription revenues increased 11% at actual rates and 15% at constant rates in the first quarter of 2017 because our channels in the Slovak Republic and Slovenia have been distributed exclusively on cable, satellite and IPTV platforms since January.

•
Costs charged in arriving at OIBDA increased 1% at actual rates and 4% at constant rates in the three months ended March 31, 2017 as we made targeted investments in our programming line-up when additional ratings could be monetized and to support the transition in the way our channels are distributed in the Slovak Republic and Slovenia.

•
OIBDA increased 29% at actual rates and 35% at constant rates, resulting in OIBDA margin expansion of more than 300 basis points to 16% in the three months ended March 31, 2017 from 13% in the same period in 2016.

•	The increase in OIBDA improved operating income 58% at actual rates and 68% at constant rates in the three months ended March 31, 2017.

•
Unlevered free cash flow for the three months ended March 31, 2017 increased 13%, reflecting higher cash collections, and net cash generated by continuing operating activities also included lower cash payments for guarantee fees.

•
We completed a transaction that immediately decreased our weighted average borrowing cost by 150 basis points to 7.25%, and the all-in rate now applicable to all currently outstanding senior term credit facilities automatically improves when we achieve specified decreases in our net leverage ratio and can fall as low as 5.0%.

Michael Del Nin, Co-Chief Executive Officer, commented: "We're thrilled with the way the year has started. These great financial results, combined with the recent transaction to lower the cost of all of our outstanding debt, have made the first quarter one of significant progress and achievement, causing us to be very optimistic about the rest of 2017. We feel confident that we are on track for yet another year of strong earnings growth and significant deleveraging."

Christoph Mainusch, Co-Chief Executive Officer, added: "Our popular local content improved the competitive positioning of our channel portfolios in nearly all countries, while overall profitability of the operations increased.  And our teams across the footprint remain focused on improving our existing titles and developing new and more attractive formats to provide more variety in our program offering.  This is a win-win for both our audiences and our advertising partners."

In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow, unlevered free cash flow and constant currency percentage movements. Please see “Non-GAAP Financial Measures” below for additional information, including definitions and reconciliations to US GAAP financial measures.

- Continued -

Consolidated results for the three months ended March 31, 2017 and March 31, 2016 were:

(US$ 000's, except per share data)	For the Three Months Ended March 31,
(unaudited)	2017	2016	% Actual		% Lfl (1)
Net revenues	$135,002	$129,000	4.7%		8.1%
Operating income	12,268	7,763	58.0%		68.1%
Operating margin	9.1%	6.0%	3.1	p.p.	3.3	p.p.
OIBDA	22,136	17,108	29.4%		35.2%
OIBDA margin	16.4%	13.3%	3.1	p.p.	3.3 p.p.
Net loss attributable to CME Ltd.	(11,065)	(40,435)	72.6%		72.6%
Net loss attributable to CME Ltd. per share - basic and diluted	$(0.09)	$(0.31)	71.0%		67.9%

(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.

Teleconference and Audio Webcast Details

CME will host a teleconference and audio webcast to discuss its first quarter results on Wednesday, April 26, 2017 at 9 a.m. New York time (2 p.m. London and 3 p.m. Prague time). The audio webcast and teleconference will refer to presentation slides which will be available on CME's website at www.cme.net prior to the call.

To access the teleconference, U.S. and international callers may dial +1-646-254-3360 ten minutes prior to the start time and reference passcode 8568706. The conference call will also be audio webcasted via www.cme.net. It can be heard on iPads, iPhones and a range of devices supporting Android and Windows operating systems.

A digital audio replay of the webcast will be available for two weeks following the call at www.cme.net.

Forward-Looking and Cautionary Statements

This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, those factors set forth under "Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2017 as well as the following: the effect of global economic uncertainty and Eurozone instability in our markets and the extent, timing and duration of any recovery; levels of television advertising spending and the rate of development of the advertising markets in the countries in which we operate; the extent to which our liquidity constraints and debt service obligations restrict our business; our exposure to additional tax liabilities as well as liabilities resulting from regulatory or legal proceedings initiated against us; our ability to refinance our existing indebtedness; our success in continuing our initiatives to diversify and enhance our revenue streams; our ability to make cost-effective investments in our television businesses, including investments in programming; our ability to develop and acquire necessary programming and attract audiences; and changes in the political and regulatory environments where we operate and in the application of relevant laws and regulations.

The foregoing review of important factors should not be construed as exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" and “Forward-looking Statements” sections in CME's Quarterly Report on Form 10-Q for the period ended March 31, 2017. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

This press release should be read in conjunction with our Quarterly Report on Form 10-Q for the period ended March 31, 2017, which was filed with the Securities and Exchange Commission on April 26, 2017.

We make available free of charge on our website at www.cme.net our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission. Please note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and posts to the Investors section of our website, www.cme.net. In the future, we will continue to use these channels to communicate important information about CME and our operations. Information that we post on our website could be deemed material. Therefore, we encourage investors, the media, our customers and others interested in CME to review the information we post at www.cme.net.

CME is a media and entertainment company operating leading businesses in six Central and Eastern European markets with an aggregate population of approximately 50 million people. CME broadcasts 36 television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady and Ring.bg), Croatia (Nova TV, Doma, Nova World and MiniTV), the Czech Republic (Nova, Nova 2, Nova Cinema, Nova Sport 1, Nova Sport 2, Nova International, Nova Action and Nova Gold), Romania (PRO TV, PRO TV International, Acasa, Acasa Gold, PRO Cinema, Sport.ro, MTV Romania, PRO TV Chisinau and Acasa in Moldova), the Slovak Republic (TV Markíza, Markíza International, Doma and Dajto), and Slovenia (POP TV, Kanal A, Brio, Oto and Kino). CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

###

For additional information, please visit www.cme.net or contact:

Mark Kobal
Head of Investor Relations
Central European Media Enterprises
+420 242 465 576
mark.kobal@cme.net

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(US$ 000's, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2017	2016
Net revenues	$135,002	$129,000
Operating expenses:
Content costs	73,402	71,978
Other operating costs	14,556	16,454
Depreciation of property, plant and equipment	7,759	7,285
Amortization of broadcast licenses and other intangibles	2,109	2,060
Cost of revenues	97,826	97,777
Selling, general and administrative expenses	24,908	23,460
Operating income	12,268	7,763
Interest expense	(23,755)	(49,154)
Non-operating income, net	2,325	1,416
Loss before tax	(9,162)	(39,975)
Provision for income taxes	(2,112)	(719)
Net loss	(11,274)	(40,694)
Net loss attributable to noncontrolling interests	209	259
Net loss attributable to CME Ltd.	$(11,065)	$(40,435)

PER SHARE DATA:
Net loss per share:
Net loss attributable to CME Ltd. - basic and diluted	$(0.09)	$(0.31)

Weighted average common shares used in computing per share amounts (000's):
Basic and diluted	154,795	147,078

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(US$ 000's)
(unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$90,959	$43,459
Other current assets	267,015	296,961
Total current assets	357,974	340,420
Property, plant and equipment, net	108,977	109,089
Goodwill and other intangible assets, net	932,759	919,765
Other non-current assets	20,570	21,443
Total assets	$1,420,280	$1,390,717

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$163,699	$160,981
Current portion of long-term debt and other financing arrangements	1,576	1,494
Other current liabilities	29,145	9,089
Total current liabilities	194,420	171,564
Long-term debt and other financing arrangements	1,016,728	1,002,028
Other non-current liabilities	67,612	68,758
Total liabilities	$1,278,760	$1,242,350

Series B Convertible Redeemable Preferred Stock	$257,256	$254,899

EQUITY
Common Stock	$11,534	$11,476
Additional paid-in capital	1,908,926	1,910,244
Accumulated deficit	(1,796,601)	(1,785,536)
Accumulated other comprehensive loss	(240,566)	(243,988)
Total CME Ltd. shareholders' deficit	(116,707)	(107,804)
Noncontrolling interests	971	1,272
Total deficit	(115,736)	(106,532)
Total liabilities and equity	$1,420,280	$1,390,717

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(US$ 000's)
(unaudited)

	For the Three Months Ended March 31,
	2017	2016
Net cash generated from continuing operating activities	$54,952	$39,658
Net cash used in continuing investing activities	(7,601)	(6,076)
Net cash used in continuing financing activities	(93)	(682)
Net cash provided by discontinued operations	160	328
Impact of exchange rate fluctuations on cash and cash equivalents	82	3,512
Net increase in cash and cash equivalents	$47,500	$36,740

Supplemental disclosure of cash flow information:
Cash paid for interest (including mandatory cash-pay guarantee fees)	$4,948	$2,640
Cash paid for guarantee fees that may be paid in kind	—	10,000
Cash paid for income taxes, net of refunds	$2,390	$46

Supplemental disclosure of non-cash financing activities:
Interest and related guarantee fees paid in kind	$—	$—
Accretion on Series B Convertible Redeemable Preferred Stock	$2,357	$4,510

Segment Data
We manage our business on a geographical basis, with six reporting segments: Bulgaria, Croatia, the Czech Republic, Romania, the Slovak Republic and Slovenia. These segments reflect how CME Ltd.’s operating performance is evaluated by our chief operating decision makers, who we have identified as our co-Chief Executive Officers, how operations are managed by segment managers, and the structure of our internal financial reporting.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. Stock-based compensation and certain other items are not allocated to our segments for purposes of evaluating their performance and therefore are not included in their respective OIBDA. Intersegment revenues and profits have been eliminated in consolidation.
Below are tables showing our net revenues and OIBDA by segment for the three months ended March 31, 2017 and March 31, 2016:

(US$ 000's)	For the Three Months Ended March 31,
(unaudited)	2017	2016	% Actual	% Lfl (1)
Net revenues
Bulgaria	$15,305	$15,859	(3.5)%	(0.4)%
Croatia	11,068	11,645	(5.0)%	(3.3)%
Czech Republic	39,474	38,608	2.2%	5.5%
Romania	38,944	32,370	20.3%	25.1%
Slovak Republic	18,340	19,062	(3.8)%	(0.7)%
Slovenia	12,217	11,653	4.8%	8.3%
Intersegment revenues	(346)	(197)	NM (2)	NM (2)
Total net revenues	$135,002	$129,000	4.7%	8.1%

(US$ 000's)	For the Three Months Ended March 31,
(unaudited)	2017	2016	% Act	% Lfl (1)
OIBDA
Bulgaria	$1,357	$1,069	26.9%	31.6%
Croatia	1,086	1,401	(22.5)%	(21.1)%
Czech Republic	10,959	10,074	8.8%	12.7%
Romania	14,686	9,462	55.2%	62.0%
Slovak Republic	873	2,393	(63.5)%	(62.1)%
Slovenia	3	(708)	NM (2)	NM (2)
Elimination	2	(6)	NM (2)	NM (2)
Total Operating Segments	28,966	23,685	22.3%	27.0%
Central	(6,830)	(6,577)	(3.8)%	(6.1)%
Total OIBDA	$22,136	$17,108	29.4%	35.2%

(1) % Lfl (like-for-like) variance reflects the impact of applying the current period average exchange rates to the prior period revenues and costs.
(2) Number is not meaningful.

Non-GAAP Financial Measures
In this release we refer to several non-GAAP financial measures, including OIBDA, OIBDA margin, free cash flow and unlevered free cash flow. We believe that each of these metrics is useful to investors for the reasons outlined below. Non-GAAP financial measures may not be comparable to similar measures reported by other companies. Non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, US GAAP financial measures.
We evaluate our consolidated results and the performance of our segments based on net revenues and OIBDA. We believe OIBDA is useful to investors because it provides a meaningful representation of our performance, as it excludes certain items that do not impact either our cash flows or the operating results of our operations. OIBDA and unlevered free cash flow are also used as components in determining management bonuses.
OIBDA includes amortization and impairment of program rights and is calculated as operating income / loss before depreciation, amortization of intangible assets and impairments of assets and certain unusual or infrequent items that are not considered by our co-CEOs when evaluating our performance. Stock-based compensation and certain other items are not allocated to our segments for purposes of evaluating their performance and therefore are not included in their respective OIBDA. Our key performance measure of the efficiency of our consolidated operations and our segments is OIBDA margin. We define OIBDA margin as the ratio of OIBDA to net revenues.
Following recent refinancing transactions, the amount of interest and related Guarantee Fees on our outstanding indebtedness that must be paid in cash has increased. In addition to this obligation to pay more interest and related Guarantee Fees in cash, we expect to use cash generated by the business to pay Guarantee Fees that are payable in kind. These cash payments are all reflected in free cash flow; accordingly we believe unlevered free cash flow, defined as free cash flow before cash payments for interest and Guarantee Fees, best illustrates the cash generated by our operations when comparing periods. We define free cash flow as net cash generated from continuing operating activities less purchases of property, plant and equipment, net of disposals of property, plant and equipment and excluding the cash impact of certain unusual or infrequent items that are not included in costs charged in arriving at OIBDA because they are not considered by our co-CEOs when evaluating performance.
For additional information regarding our business segments, see Item 1, Note 18, "Segment Data" in our Form 10-Q.
While our reporting currency is the dollar, our consolidated revenues and costs are divided across a range of European currencies and CME Ltd.’s function currency is the Euro. Given the significant movement of the currencies in the markets in which we operate against the dollar, we believe that it is useful to provide percentage movements based on actual percentage movements (“% Act”), which includes the effect of foreign exchange, as well as like-for-like percentage movements (“% Lfl”). The like-for-like percentage movement references reflect the impact of applying the current period average exchange rates to the prior period revenues and costs. Since the difference between like-for-like and actual percentage movements is solely the impact of movements in foreign exchange rates, our discussion in this release includes constant currency percentage movements in order to highlight those factors influencing operational performance. The incremental impact of foreign exchange rates is presented in the tables accompanying such analysis.

(US$ 000's)	For the Three Months Ended March 31,
(unaudited)	2017	2016
Operating income	$12,268	$7,763
Depreciation of property, plant and equipment	7,759	7,285
Amortization of intangible assets	2,109	2,060
Total OIBDA	$22,136	$17,108

(US$ 000's)	For the Three Months Ended March 31,
(unaudited)	2017	2016
Net cash generated from continuing operating activities	$54,952	$39,658
Capital expenditures, net of proceeds from disposals	(7,601)	(6,076)
Free cash flow	47,351	33,582
Cash paid for interest (including mandatory cash-pay guarantee fees)	4,948	2,640
Cash paid for guarantee fees that may be paid in kind	—	10,000
Unlevered free cash flow	$52,299	$46,222